Filed by Charles River Laboratories International, Inc.
pursuant to Rule 14a-12
of the Securities Exchange Act of 1934

Subject Company: Charles River Laboratories International, Inc.
(Commission File No.: 001-15943)

July 1, 2010 Dear Fellow Charles River and WuXi Shareholders:

On April 26, 2010, Charles River Laboratories International, Inc. (Charles River) and WuXi PharmaTech (Cayman) Inc. (WuXi) announced a definitive agreement to combine our two companies and create the world’s premier early-stage contract research organization (CRO)—offering a full range of essential products and services from molecule creation to first-in-human testing to pharmaceutical and biotechnology companies on a global basis.

Each of our companies has scheduled special meetings of our respective shareholders for August 5, 2010, to enable you to vote on the transaction.

The enclosed materials relate to the special meeting of Charles River shareholders or the special meeting of WuXi shareholders, as the case may be. The special meeting of Charles River shareholders will be held on August 5, 2010, at 8:30 a.m. EDT, at 181 Ballardvale Street, Wilmington, Massachusetts, at which time shareholders of record as of June 30, 2010 will be able to vote their shares regarding the issuance of Charles River common stock in connection with the transaction, which is a necessary step toward completion of this combination. The WuXi shareholders will hold their meeting on August 5, 2010, at 10:00 a.m., PRC time, at the offices of Maples and Calder, 53rd Floor, The Center, 99 Queen’s Road Central, Hong Kong, to shareholders of record as of June 30, 2010 for the purpose of considering and, if thought fit, approving the scheme of arrangement to implement the acquisition (the Scheme).

As described in greater detail in the enclosed materials, we believe the transaction will result in significant benefits for clients and, in turn, for the shareholders of both companies. The complementary combination of Charles River’s expertise in in vivo biology and WuXi’s expertise in discovery chemistry will create a global partner capable of supporting pharmaceutical and biotechnology clients as no other contract research organization can. From a global perspective, the combined company will offer early-stage drug development services in North America, Europe and China, accommodating clients’ choice as to the location in which to place work.

The strategic merits of this combination are compelling. We believe the combined company will be ideally positioned to address the rapidly changing needs of the customers of both companies. Under pressure to increase the efficiency and cost-effectiveness of their research and development activities, pharmaceutical and biotechnology companies are looking for a broader range of global outsourced solutions, particularly in early-stage drug development. These customers have expressed to both companies their interest in an integrated platform of services that will enable a seamless and more efficient transfer of molecules throughout the drug discovery and development process. As we expected, client response to the proposed combination of Charles River and WuXi has been overwhelmingly positive.

Both companies are also expected to generate significant cross-selling opportunities from the combination. While both organizations serve the leading global pharmaceutical companies, Charles River also has approximately 5,000 additional customers, including small to medium-sized biopharmaceutical companies and academic and government institutions, which will benefit from WuXi’s expertise and capabilities. In addition, Charles River’s 200-person sales force will have a broader, more integrated portfolio to offer clients of the combined company. We also believe integration will be smooth due to the active involvement of the WuXi management team post-closing and the limited overlap between our two companies.

The combination is also compelling from a financial perspective. We believe the combined company’s revenue and earnings growth rates will be very attractive, and higher than Charles River would achieve on a stand-alone basis. We also expect to generate cost synergies of $20 million on an annualized basis beginning in 2011 from the elimination of certain public company and selling, general and administrative expenses, and from refinement of certain operating units.

In summary, this transaction is beneficial for both companies and we urge you to support it. Your vote is important. The transaction cannot be completed unless (1) Charles River’s shareholders vote to approve the issuance of shares of Charles River common stock in connection with the transaction and (2) WuXi’s shareholders vote to approve the Scheme. We urge you to carefully read the enclosed materials about your special meeting. Whether or not you plan to attend your special meeting, please take the time to vote by completing and sending the enclosed proxy card using the procedures in the included proxy voting instructions.

The Charles River board of directors recommends that Charles River shareholders vote FOR the issuance of Charles River common stock in connection with the transaction.

The WuXi board of directors recommends that WuXi shareholders vote FOR approval of the Scheme.

Sincerely,

/s/ James C. Foster	/s/ Dr. Ge Li
James C. Foster Chairman, President and Chief Executive Officer Charles River Laboratories, International, Inc.	Dr. Ge Li Chairman and Chief Executive Officer WuXi PharmaTech (Cayman) Inc.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River Laboratories International, Inc. (Charles River) and WuXi PharmaTech (Cayman) Inc. (WuXi), and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the proposed combination may be delayed or not completed due to the failure to obtain stockholder or regulatory approvals or otherwise satisfy the conditions to the proposed combination as set forth in the acquisition agreement for the proposed combination; 2) problems may arise in successfully integrating the businesses of the two companies; 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve cost synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed or furnished by Charles River and WuXi.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River. Charles River assumes no obligation and expressly disclaim any duty to update information contained in this filing except as required by law.

Additional Information

This document may be deemed to be solicitation material in respect of the proposed combination of Charles River and WuXi. In connection with the proposed transaction, Charles River has filed a definitive proxy statement with the SEC. Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be mailed to the shareholders of Charles River seeking their approval of the proposed transaction. Charles River’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories, 251 Ballardvale Street, Wilmington, MA 01887, Attention: General Counsel. In addition, the definitive proxy statement is available free of charge at the SEC’s website, www.sec.gov or shareholders may access copies of the documentation filed with the SEC by Charles River on Charles River’s website at www.criver.com/specialwuxi2010.

Charles River, WuXi and their respective directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Charles River’s directors and executive officers is available in Charles River’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 30, 2010. Information regarding the interests of Charles River’s directors and certain members of Charles River’s management in the proposed transaction is set forth in the definitive proxy statement filed with the SEC. Information regarding WuXi’s directors and executive officers is available in WuXi’s annual report on Form 20-F for the fiscal year ended December 31, 2009, which was filed with the SEC on April 23, 2010. Information regarding the interests of WuXi’s directors and certain members of WuXi’s management in the proposed transaction is available in WuXi’s approved scheme document, which was filed on Form 6-K with the SEC on June 29, 2010.

This document does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. The Charles River shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charles River intends to issue such Charles River shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.